PS BUSINESS PARKS, INC.
           Exhibit 12: Statement re: Computation of Ratio of Earnings
                                to Fixed Charges
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

                                                                             Nine Months Ended
                                                                               September 30,
                                                                 ---------------------------------------
                                                                       1998                    1997
                                                                 ------------------     ----------------
                                                                   (Amounts in thousands, except ratios)

      Net income                                                  $   21,124,000             $ 2,659,000
      Add:  minority interest                                          8,696,000               6,795,000
      Less:  minority interest that does not have fixed
        charges                                                                -              (6,795,000)
                                                                 ------------------     ----------------
                                                                      29,820,000               2,659,000

        Add:  Interest expense                                         1,736,000                       -
                                                                 ------------------     ----------------
      Earnings available to cover fixed charges                   $   31,556,000             $ 2,659,000
                                                                 ==================     ================

      Fixed charges (interest expense)                            $    1,736,000             $         -
                                                                 ==================     ================

      Ratio of earnings to fixed charges                                   18.18                      NA
                                                                 ==================     ================
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
                                                                Year Ended December 31,
                                    ------------------------------------------------------------------------------
                                        1997             1996            1995             1994            1993
                                    ------------   --------------   -------------   --------------   -------------
                                                         (Amounts in thousands, except ratios)

Net income before taxes             $     3,836      $       519     $     1,192      $     1,245     $     1,517
Minority interest                         8,566                -               -                -               -
                                    ------------   --------------   -------------   --------------   -------------
                                         12,402              519           1,192            1,245           1,517

   Interest expense                           1                -               -                -               -
                                    ------------   --------------   -------------   --------------   -------------
Earnings available to cover
   fixed charges                    $    12,403      $       519     $     1,192      $     1,245     $     1,517
                                    ============   ==============   =============   ==============   =============

Fixed charges - interest expense    $         1      $         -     $         -      $         -     $         -
                                    ============   ==============   =============   ==============   =============

Ratio of earnings to fixed
   charges                               12,403               NA              NA               NA              NA
                                    ============   ==============   =============   ==============   =============


                                   Exhibit 12
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